UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2025

DIAMEDICA THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-36291 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

301 Carlson Parkway, Suite 210
Minneapolis, Minnesota 55305
(Address of Principal Executive Offices)

(763) 496-5454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

On July 21, 2025, DiaMedica Therapeutics Inc., a corporation existing under the laws of British Columbia, Canada (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a number of existing stockholders who are accredited investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue 8,606,426 common shares, no par value, of the Company (collectively, the “Shares”), in a private placement (the “Private Placement”). The per Share purchase price is $3.50. The closing of the Private Placement is expected to occur on or about July 23, 2025, subject to the satisfaction of customary closing conditions.

The Company expects to receive gross proceeds of $30.1 million, before deducting fees and other offering expenses incurred in connection with the Private Placement. The Company expects to use the net proceeds from the Private Placement to continue its preeclampsia clinical development program for DM199 and for other working capital and general corporate purposes.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company will agree to prepare and file a registration statement (the “Resale Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) within 10 business days of the closing of the Private Placement for purposes of registering the resale of the Shares. Under the terms of the Registration Rights Agreement, the Company will agree to use its commercially reasonable best efforts to cause this Resale Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than 30 calendar days following the closing of the Private Placement (or 75 calendar days in the event of a “full review” of the Resale Registration Statement by the SEC), and to keep such Resale Registration Statement effective at all times until the Shares are no longer considered “Registrable Securities” under the Registration Rights Agreement. If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also will agree, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The foregoing summary description of the Securities Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement and form of Registration Rights Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The Securities Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part on the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated thereunder. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. The Purchasers have represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and they are acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the Company’s common shares or other securities of the Company.

Item 8.01	Other Events.

On July 21, 2025, the Company issued a press release announcing the Private Placement and the entry into the Securities Purchase Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description

10.1	Form of Securities Purchase Agreement, dated as of July 21, 2025, by and among DiaMedica Therapeutics Inc. and the Purchasers Party Thereto.

10.2	Form of Registration Rights Agreement by and among DiaMedica Therapeutics Inc. and the Purchasers Party Thereto.

99.1	Launch Press Release issued by DiaMedica Therapeutics Inc., dated July 21, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiaMedica Therapeutics Inc.
(Registrant)

Date: July 21, 2025
	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary